Post Office Box 337

Engelhard, North Carolina 27824

Voting By Proxy

Read our proxy statement/prospectus before you vote by proxy. Then, to insure that your shares are represented at the Special Meeting, we ask that you appoint the Proxies to vote your shares for you, whether or not you plan to attend the meeting. You can do that in either of the following two ways.

VOTING BY PROXY CARD. You can mark the card below, sign the reverse side and fold and return this entire sheet in the enclosed postage-prepaid envelope.

OR

VOTING BY INTERNET. You can go to our Internet website (http://www.myecb.com/voting) and click on the link for “proxy voting.” When you are prompted for your “control number,” enter the number printed just above your name on the reverse side of this proxy card and then follow the instructions you will be given. You need not sign and return a proxy card. The authority you will be giving the Proxies is described in the proxy card below and in our proxy statement/prospectus for the Special Meeting. You should note that you may vote by Internet only until 5:00 p.m. Eastern time on ______________, 2013, which is the day before the Special Meeting date. This is a “secured” website. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

Appointment of Proxy Solicited By Board of Directors

The undersigned hereby appoints James J. Burson and Thomas M. Crowder (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote as directed below all shares of the common stock of ECB Bancorp, Inc. (the “Company”) held of record by the undersigned on February 8, 2013, at the Special Meeting of Shareholders of the Company to be held at the Washington Civic Center, 110 Gladden Street, Washington, North Carolina 27889, at 10:00 a.m. Eastern time on Wednesday, March 20, 2013, and at any adjournments of the Special Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1.	Proposal to approve and adopt the Agreement and Plan of Merger entered into by the Company and Crescent Financial Bancshares, Inc., dated as of September 25, 2012.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	Proposal to approve the adjournment of the Special Meeting, if necessary to solicit additional proxies in favor of the approval and adoption of the Agreement and Plan of Merger.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Proposal to approve a non-binding advisory vote of the compensation payable to the named executive officers of the Company in connection with the merger.

☐ FOR ☐ AGAINST ☐ ABSTAIN

If you choose to appoint the Proxies by proxy card, please date and sign this proxy card on the reverse side, then fold and return the entire sheet in the envelope provided. You need not return a proxy card if you choose to appoint the Proxies by Internet.

I (We) direct that the shares represented by this appointment of proxy be voted as instructed on the reverse side. In the absence of any instruction on a Proposal, the Proxies may vote those shares “FOR” each of the listed Proposals. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Special Meeting by filing with the Company’s Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Special Meeting and voting in person or notifying the Company’s Corporate Secretary that this appointment of proxy is revoked.

Dated: ____________________, 2013

Signature	Signature (if held jointly)

Instruction: Please sign above exactly as your printed name appears above on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

After dating and signing, please fold and return this entire sheet in the envelope provided.

IMPORTANT: To insure your shares are represented and that a quorum is present at the Special Meeting,

please appoint the Proxies to vote your shares for you by signing and returning this proxy card,

or appointing the Proxies by Internet, whether or not you plan to attend the meeting.